W.R. Grace & Co.-Conn.
Amicon Product Line
Combined Financial Statements
December 31, 1996


            Report of Independent Accountants


To the Board of Directors of
W.R. Grace & Co.-Conn.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Amicon Product line ("the
Business") of W.R. Grace & Co.-Conn. ("Grace") and subsidiaries at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.
These financial statements are the responsibility of the management of W.R. Grace and the Business; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The Business was a separate product line of Grace and, as disclosed in Note 1 to the accompanying financial statements, has engaged in various transactions and relationships with other Grace entities. However, the terms of these transactions may differ from those that would result from transactions among unrelated parties.



Price Waterhouse LLP
Boston, Massachusetts
March 12, 1997


                                           December 31,
                                               1996
Assets
Cash                                         $1,885
Accounts receivable , net of allowance for
  returns and doubtful accounts of $540      12,689
Inventories                                  12,962
Other current assets                            481

Total current assets                         28,017

Properties and equipment                     25,705
Accumulated depreciation                    (16,191)

                                              9,514

Goodwill, net of accumulated amortization of
 $6,985                                      20,377
Other noncurrent assets                         740
Deferred taxes                                   30

Total assets                                $58,678

Liabilities and Parent Company Investment
Current portion of long term debt            $   19
Notes payable                                 3,738
Accounts payable                              5,162
Accrued salaries and employee benefits        1,311
Other accrued liabilities                     1,007
Intercompany accounts payable                 1,090
Deferred taxes                                  372

Total current liabilities                    12,699

Long-term debt                                   21
Other noncurrent liabilities                    673

Total liabilities                            13,393

Commitments and contingencies (Note 13)

Parent company investment                    45,285

Total liabilities
and parent company investment           $    58,678

                                            Year ended
                                           December 31,
                                               1996

Net sales                                   $57,481

Cost of goods sold                           25,491

Gross Profit                                 31,990

Selling expenses                             15,352
General and administrative expenses           5,396
Research and development expenses             5,252

Total operating expenses                     26,000

Income from operations                        5,990

Other expense, net                            5,990

Other expense, net                              599
Interest expense, net                           378
Foreign exchange loss                           411

Income before income taxes                    4,602

Provision for income taxes                    1,868

Net income                                   $2,734


                                            Year ended
                                           December 31,
                                               1996

Operating Activities:

Net income                                               $2,734
Reconciliation to cash provided by operating activities:
Depreciation and amortization                             2,077
Deferred tax provision                                      701
Changes in operating assets and liabilities:
Accounts receivable                                         (60)
Inventories                                              (1,554)
Other current assets                                       (173)
Other assets                                                124
Accounts payable, accrued salaries and employee
  benefits and other accrued liabilities                    213
Intercompany accounts payable                               733

Net cash provided by operating activities                 4,795

Investing Activities
Purchase of property and equipment, net                  (1,180)

Net cash used in investing activities                    (1,180)

Financing Activities
Repayment of debt, net                                   (4,960)

Change in amount due to parent, net                         764

Net cash used in finacing activities                     (4,196)

Net effect of exchange reate changes on cash               (112)

Net decrease in cash                                       (693)
Cash, beginning of year                                   2,578

Cash, end of year                                        $1,885




1.  Summary of Significant Accounting Policies

The Business
Effective December 31, 1996, Millipore Corporation and its subsidiaries ("Millipore") purchased the Grace Amicon product line (the "Business") of W.R. Grace & Co.-Conn. ("Grace") and subsidiaries (the "Grace Group"), a wholly owned subsidiary of W.R. Grace & Co. ("W.R. Grace"), by acquiring certain assets and assuming certain liabilities of the Business worldwide from the Grace Group as provided in the Amicon Worldwide Purchase and Sale Agreement dated November 18, 1996, as amended December 31, 1996 (the "Agreement").

The Business develops, manufactures and distributes molecular separation and purification products and systems to the life science research, biotechnology and pharmaceutical industries in both foreign and domestic markets. The Business has manufacturing facilities in Danvers, Massachusetts; Stonehouse, England; Limerick, Ireland; and Lyon, France. The Business also maintains thirteen sales offices in Europe, the United States and the Far East, of which seven offices are shared sales and administrative facilities with the Grace Group.

Basis of Presentation
Under the terms of the Agreement, Millipore acquired from the Grace Group (1) the capital stock of Prochrom S.A., a French corporation; the capital stock of Amicon Limited, a United Kingdom corporation; the capital stock of Amicon G.m.b.H., a German corporation; and the capital stock of Amicon Canada Limited, a Canadian corporation (collectively the "Subsidiaries"); and (2) other worldwide operating assets and liabilities of the Business in the following countries:

                    United States       Japan
                    Ireland             The Netherlands
                    France              Sweden
                    Italy               Switzerland

    These financial statements present the historical financial position, results of operations, and cash flows of the Business previously included in the W.R. Grace's consolidated financial statements. The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55, requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. Accordingly, included in the accompanying financial statements are costs allocated to the Business by the Grace Group (See Note 11).

    All transactions between the Business' locations included in these financial statements are referred to herein as "intracompany" transactions whereas transactions between the Business and the Grace Group are referred to herein as "intercompany" transactions. Account balances of the Business with Grace or the Grace Group have been reported as part of parent company investment, except those related to the sale of product which have been included in intercompany accounts payable, as well as the payable from the German sales office to the Grace Group.

    Basis of Combination
    These combined statements have been prepared by combining the assets and liabilities of the Business. All intracompany balances and intracompany profit relating to the Business have been eliminated in preparing the financial statements, except as noted above.

    Financial Instruments
    At December 31, 1996, the carrying value of financial instruments, such as trade accounts receivable, accounts payable and accrued liabilities, approximate fair value, based on the short term maturities of these instruments. At December 31, 1996, the fair value of notes payable and long-term debt also approximated book value as such indebtedness is based on current interest rates.

    Cash and Cash Equivalents
    The Business considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    Accounts Receivable and Concentrations of Credit Risk Financial instruments which potentially expose the Business to concentrations of credit risk consist primarily of trade accounts receivable. Ongoing credit evaluations of customers' financial condition are performed, and collateral is not required. The Business maintains allowances for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

    Revenue Recognition
    The Business generally recognizes revenue upon shipment of product. The Business offers limited duration warranties for certain of its products and, at the time of sale, provides liabilities for all estimated warranty costs.

    The Business also recognizes revenue utilizing the percentage of completion method for sales of certain products which meet specific sales criteria. Earned revenue is based on the percentage that incurred costs to date bear to total estimated costs after giving effect to the most recent estimates of total costs. Revisions in total estimated costs and anticipated losses are charged to income when identified.

    Inventories
    Finished goods and work-in-process inventories are valued at the lower of full absorption cost or market. Cost flow is based on the first-in, first-out (FIFO) method. Raw materials are valued at the lower of FIFO cost or realizable value.

    Properties and Equipment
    Properties and equipment are stated at cost. Major renewals and improvements that extend the lives of the respective assets are capitalized. Maintenance, repairs and renewals that do not extend the lives of the respective assets are charged to income as incurred. Fully depreciated assets are retained in properties and equipment and related accumulated depreciation accounts until they are removed from service. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the assets.

    Intangible Assets
    Included in other noncurrent assets are intangible assets (primarily drawings, patents and trademarks) of $150, net of accumulated amortization of $2,213. These intangible assets are being amortized on a straight-line basis over 1 to 15 years.

    Demonstration Equipment
    Included in other noncurrent assets is demonstration equipment of $586, net of accumulated amortization of $1,131. Demonstration equipment represents equipment which is used by sales employees to demonstrate product during sales presentations to potential customers. Demonstration equipment is being amortized on a straight line basis over two years. Gains and losses on sales of demonstration equipment is included in gross profit.

    Goodwill
    Goodwill represents the excess of the purchase price over the fair value of the net assets of businesses acquired, which is being amortized on a straight line basis over forty years. Goodwill amounted to $20,377, net of accumulated amortization of $6,985.

    Impairment
    The Business has adopted statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." In accordance with SFAS 121, the Business reviews long-lived assets and related goodwill for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be fully recoverable. The adoption of SFAS 121 did not have a material effect on the Business financial position or result of operations.

    Income Taxes
    Historically, the results of certain of the Business' operations have been included in either the consolidated income tax returns of W.R. Grace or the income tax returns of other members of the Grace Group. As such, W.R. Grace or the Grace Group paid income taxes attributable to the Business; this has been reflected in parent company investment. The income tax expense and other tax related information included in these financial statements have been calculated as if the operations of the Business were not eligible to be included in the consolidated tax returns of W.R. Grace or other members of the Grace Group but rather were stand-alone taxpayers.

    The provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes"
    ("SFAS 109"), have been retroactively applied to these financial statements. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax expense (benefit), represents the change in the net deferred tax asset or liability balance. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than anticipated changes in the tax law or rates.

    Foreign Currency Translation
    Results of foreign operations are translated using average exchange rates during the year, while assets and liabilities are translated using exchange rates in effect at year end. Exchange gains and losses resulting from foreign currency transactions denominated in currencies other than the respective functional currencies are recorded based on the difference in exchange rates from the date the transaction is initially recorded to the date it is settled, or the exchange rate in effect at December 31, 1996, if it was not settled.

    Sale of Investment in Separex S.A.
    During 1996, the Business sold its 12% equity interest in Separex S.A., a research and development company, for approximately $273. The resulting gain on the transaction of $211 has been included in other income and expense in the combined statement of operations.

    Advertising Expense
    The Business records advertising expense when incurred.
    Advertising expense was $1,312 for the year and is included in selling expenses.

    Use of Estimates
    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year then ended. Actual results could differ from those estimates.

2.   Accounts Receivable

    Accounts receivable include:

    Trade accounts receivable - gross            $12,659
    Allowance for returns and doubtful accounts     (540)


    Trade accounts receivable, net                12,119
    Other accounts receivable                        570


                                                 $12,689

3.   Inventories

    Inventories include:

      Raw and packaging materials                $ 6,456
      Work-in-process                              2,267
      Finished goods                               4,239


                                                 $12,962



4.   Other Current Assets

    Other current assets principally include prepaid expenses.


5.   Properties and Equipment
                                       Useful lives
                                         (years)
    Properties and equipment include:
      Land and land improvements              10          $   176
      Buildings and building improvements  10 to 50         6,836
      Machinery and equipment              3 to 12         12,812
      Motor vehicles                          5                30
      Furniture and fixtures               5 to 12          2,643
      Computer equipment                    3 to 5          2,538
      Construction in progress             3 to 12            670


                                                           25,705
       Less:  Accumulated depreciation                    (16,191)


                                                          $ 9,514


    Commitments under construction in progress projects were not significant. The Business' minimum future payments under non-cancelable operating leases as of December 31, 1996 are as follows:

      1997                                    $   598
      1998                                        446
      1999                                        174
      2000                                         59
      2001                                         42
      Thereafter                                  148


                                               $1,467



6.   Other Accrued Liabilities

    Other accrued liabilities include:

      Warranty                                $   328
      Customer deposits                           264
      Professional fees                            81
      Sales and related taxes                      80
      Other                                       254


                                               $1,007



7.   Borrowings

    Borrowings consist of the following:

      Revolving credit loan                   $ 3,738
      Term loan                                    40


         Total borrowings                     $ 3,778


    In October 1996, the Business French subsidiary entered into a FF 35,000 ($6,700 at December 31, 1996) annual revolving credit facility agreement with a bank. Advances on the revolving credit facility bear interest at the Paris Interbank rate plus .25% (3.44% at December 31, 1996). Cash overdrafts funded by the revolving facility bear interest at 4.33%. The revolving credit facility is payable on demand and is guaranteed by Grace Group.

    The term loan represents amounts borrowed under a long-term note with a bank. The note requires monthly principal payments of FF 8 ($1.5 at December 31, 1996) through 1999 and bears interest at a variable rate (10.9% at December 31, 1996).
8.   Income Taxes

    The components of the provision for income taxes consist of:

    Income before income taxes
      Domestic                               $  2,209
      Foreign                                   2,393


         Total                               $  4,602


    Current provision
      Federal                                     481
      State                                        85
      Foreign                                     601


         Total current provision                1,167


    Deferred provision
      Federal                                     478
      State                                        82
      Foreign                                     141


         Total deferred provision                 701


         Total provision for income taxes    $  1,868



    Deferred tax assets (liabilities) of the Subsidiaries are comprised of the following:

      Net operating losses                   $  1,511
      Credit carryforwards                        208
      Inventories                                 115
      Other                                        30


                                               1,864

      Valuation allowance                     (1,382)


         Total deferred tax assets                482


      Properties and equipment                  (350)
      Other                                     (474)


         Total deferred tax liabilities         (824)


         Net deferred tax liability          $  (342)


    Deferred tax assets (liabilities) which are included in parent company investment are comprised of the following:

      Research and development                  2,547
      Inventories                               1,336
      Net operating losses                        253
      Other                                       331


                                               4,467

      Valuation allowance                       (253)


         Total deferred tax assets              4,214


      Other                                     (170)
      Properties and equipment                   (91)


         Total deferred tax liabilities         (261)


         Net deferred tax assets             $  3,953



    The U.S. federal corporate tax rate reconciles to the total provision for income taxes as follows:

    Taxes computed at federal statutory rate         $  1,611
    State income tax, net of federal benefit              167
    Non-deductible goodwill                               157
    Foreign rates lower than federal statutory rates   (1,094)
    Valuation allowance                                 1,004
    Meals and entertainment                                23


    Total provision for income taxes                 $  1,868


    U.S. and foreign taxes have not been provided on foreign undistributed earnings of approximately $19,702, as such earnings are being retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total tax liability that would be incurred upon such a distribution.

    At December 31, 1996, the Business has foreign net operating loss carryforwards of $1,900 which expire in various amounts through the year 2002, and foreign net operating loss carryforwards of approximately $1,700 which do not expire.
    A full evaluation allowance has been provided on all foreign net operating losses and credit carryforwards.


9.   Pension Plans

    The Grace Group maintains defined benefit pension plans covering employees of certain units including the Business, who meet age and service requirements. Benefits are generally based on final average salary and years of service. The Grace Group funds its pension plans in accordance with statutory laws and regulations. Plan assets are invested primarily in common stock and fixed income securities.

    For purposes of these financial statements, all employees, except those of the subsidiary in Germany, are considered to have participated in a multiemployer pension plan as defined in Statement of Financial Accounting Standards No. 87, "Employers Accounting for Pensions," ("SFAS 87"). For multiemployer plans, employers are required to recognize as net pension expense total contributions for the period.
    With respect to these plans, the Business recorded expense of $606 in 1996. No contributions are due or unpaid at December 31, 1996.


10.  Parent Company Investment

    As the majority of the Business' operations are conducted as divisions of Grace Group, not as distinct legal entities, there are no customary equity and capital accounts.
    Instead, parent company investment (i.e., of the Grace Group) is maintained by the Business and the Grace Group to account for intercompany transactions and the net assets of the Business, as more fully described in Note 11. No interest has been charged on the parent company investment. A summary of changes in parent company investment is as follows:

    Parent company investment at December 31, 1995 $  41,791
      Net income                                       2,734
      Net change in amount due to parent                 764


    Parent company investment at December 31, 1996 $  45,289



11.  Related Party Transactions

    Intercompany Purchases
    The Business purchases silica media from the Grace Group under agreed upon pricing structure agreements.

    Corporate and Divisional Services
    The Grace Group allocates or charges a portion of its domestic and foreign corporate expenses to respective Business units. These include Grace executive management and corporate overhead; postretirement benefit and pension costs; benefit administration; risk management/insurance administration; tax and treasury/cash management services; environmental services including costs of remediation; litigation administration services; and other support and executive functions.

    All of the allocations and charges described above, are included in general and administrative expenses in the combined statement of operations. Such allocations and charges are based on either a direct cost pass through or a percentage of total costs for the services provided based on factors such as net sales, management time or headcount. Such allocations and charges totaled $711 for 1996.

    Domestically, the Business was charged, based on the Business' experience, for its share of workers' compensation, employee life, medical and dental, and other general business liability insurance premiums and claims handled on a corporate-wide basis. These charges are based upon a combination of experience and payroll dollars and totaled $746 in 1996, and are included in either cost of goods sold, selling expenses or general and administrative expenses, depending upon the nature of the function.

    Domestic corporate research and development expenses and overheads directly related to the Business of $55 have been charged or allocated to the Business and are included in research and development expenses.

    Foreign
    Sales operations of the Business which are operated within wholly owned subsidiaries of Grace are allocated central administrative service costs from the Grace Group related to personnel, information systems, space and warehousing, employee benefits, general liability insurance, engineering, financial reporting, general management and other staff services. In addition, the Business' European and Asia/Pacific operations were allocated or charged similar costs by the Grace Group's regional headquarters in Lausanne, Switzerland and Hong Kong. Such amounts totaled $651, all of which is included in selling or general and administrative expenses.

    Management believes that the bases used for allocating corporate and divisional services and common sales facilities costs are reasonable. However, the terms of these transactions may differ from those that would result from transactions among unrelated parties.


12.  Geographic Segment and Major Customer Information

    The Business operates solely in the market segment described in Note 1, within the following geographic segments:

                            North            Asia/
                            America  Europe  Pacific Eliminating Total

     Sales:

      Unaffiliated customers $28,290 $18,571 $6,154  $         $ 53,015
      Unaffiliated export      3,481     985                      4,466

      Intercompany             7,335  19,195          (26,530)


      Net sales               39,106  38,751  6,154   (26,530)   57,481


     Income (loss) before
     income taxes              2,561   1,363    (33)      711     4,602


     Identifiable assets      27,509  29,586  3,070    (1,487)   58,678







13.  Commitments and Contingencies

    The Business is subject to certain lawsuits and claims arising out of the conduct of its business. Management believes that these matters are without merit or will not have a material impact on the financial position or results of operations of the Business.


14.  Sale of Business

    Effective December 31, 1996, the Grace Group sold the
    Business to Millipore for $125,000, subject to further adjustment pursuant to the terms of the Agreement.